UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2007

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

430 Airport Road, Greeneville, Tennessee		37745
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (423) 636-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 of this Current Report on Form 8-K are incorporated herein by reference.

Section 2.  Financial Information

Item 2.02.  Results of Operations and Financial Condition.

On October 10, 2007, Forward Air Corporation (the “Company”) issued a press release with revised earnings guidance for the quarter ended September 30, 2007. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this section of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 10, 2007, the Company and certain of its subsidiaries entered into a five-year senior, unsecured revolving credit facility (the “Facility”) with Wachovia Bank, National Association (the “Bank”), in an aggregate principal amount of $100 million with a sublimit of $20 million for letters of credit.  The Facility may be increased to a maximum of $150 million pursuant to the terms of the credit agreement and at the discretion of the Bank.  The Facility expires in October 2012 and will be used for working capital and general corporate purposes, to finance future acquisitions and to repurchase the Company’s stock.  The Facility will replace the Company’s $20 million facility with First Tennessee Bank National Association that was scheduled to expire in April 30, 2008.  Unless the Company elects otherwise under the credit agreement, interest on borrowings under the Facility are based on the London InterBank Offered Rate plus a margin that can range from 60 basis points to 85 basis points depending on the Company’s ratio of total indebtedness to earnings before interest, taxes, depreciation and amortization, as defined in the credit agreement.  The Facility contains financial covenants and other covenants that, among other things, restrict the ability of the Company and its subsidiaries, without the approval of the lenders, to engage in certain mergers, consolidations, asset sales, transactions or to incur liens, as defined in the credit agreement. A copy of the Facility agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

Section 9.  Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement dated October 10, 2007 between Forward Air Corporation and certain of its subsidiaries and Wachovia Bank, National Association
99.1	Press release of Forward Air Corporation dated October 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION

/s/ Matthew J. Jewell
Name:	Matthew J. Jewell
Title:	Senior Vice President, General Counsel and Secretary

Date:  October 11, 2007

INDEX TO EXHIBITS
Exhibit No.	Description
Exhibit 2.1	Credit Agreement dated October 10, 2007 between Forward Air Corporation and certain of its subsidiaries and Wachovia Bank, National Association
Exhibit 99.1	Press release of Forward Air Corporation dated October 10, 2007

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